Exhibit 99

6363 Main Street/Williamsville, NY 14221

Release Date:	Immediate February 3, 2022	Brandon J. Haspett Investor Relations 716-857-7697	Karen M. Camiolo Treasurer 716-857-7344

NATIONAL FUEL REPORTS FIRST QUARTER EARNINGS

WILLIAMSVILLE, N.Y.: National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced consolidated results for the first quarter of its 2022 fiscal year.

FISCAL 2022 FIRST QUARTER SUMMARY
•GAAP net income of $132.4 million, or $1.44 per share, compared to GAAP net income of $77.8 million, or $0.85 per share, in the prior year.
•Adjusted operating results of $135.9 million, or $1.48 per share, an increase of 40%, compared to $1.06 per share, in the prior year (see non-GAAP reconciliation on page 2).
•Adjusted EBITDA of $298.2 million, an increase of 18%, compared to $251.7 million in the prior year (see non-GAAP reconciliation on page 21).
•E&P segment Adjusted EBITDA of $147.0 million, an increase of 46%, compared to $100.7 million in the prior year.
•E&P segment net production of 85.1 Bcfe, an increase of 5.6 Bcfe, or 7%, higher than both the prior year and Fiscal 2021 fourth quarter.
•Average realized natural gas prices of $2.52 per Mcf, up $0.38 per Mcf from the prior year.
•Average realized oil prices of $64.29 per Bbl, up $14.38 per Bbl from the prior year.
•Gathering segment Adjusted EBITDA of $44.0 million, an increase of 11%, compared to $39.8 million in the prior year.
•Company is revising its fiscal 2022 earnings guidance to a range of $5.20 to $5.50 per share, an increase of $0.10 at the midpoint.

MANAGEMENT COMMENTS

David P. Bauer, President and Chief Executive Officer of National Fuel Gas Company, stated: “National Fuel had an outstanding start to fiscal 2022, with adjusted operating results increasing 40% from the prior year, primarily driven by strong performance from our Exploration & Production business. We continued to execute on our growth plans by placing the FM100 expansion and modernization project into service in December. This project, which was completed on-time and under budget, provides significant new capacity on our FERC-regulated pipeline system which, along with Transco’s companion Leidy South project, is an important, long-term valuable outlet for the Company’s Appalachian production. Further, the project incorporated best-in-class emissions controls, including the installation of vent gas recovery systems and compressed air pneumatics, maintaining our focus on reducing the methane intensity of our operations.

“Additionally, throughout the quarter, National Fuel continued to make significant progress on its sustainability initiatives, achieving certification of 100% of our Appalachian production under Equitable Origin’s EO100TM Standard for Responsible Energy Development. This accreditation along with our ongoing investments to achieve our emission reduction targets, positions National Fuel to differentiate its responsibly sourced production in the marketplace, including all of our volumes transported on the Leidy South project.

“As we look forward, National Fuel’s integrated businesses are well-positioned for the future. Our unique mix of assets and the strength of our balance sheet enable us to deliver growth, while enhancing our ability to generate long-term free cash flow.”

Page 2.

RECONCILIATION OF GAAP EARNINGS TO ADJUSTED OPERATING RESULTS

	Three Months Ended
	December 31,
(in thousands except per share amounts)	2021	2020
Reported GAAP Earnings	$132,392	$77,774
Items impacting comparability:
Impairment of oil and gas properties (E&P)	—	76,152
Tax impact of impairment of oil and gas properties	—	(20,980)
Gain on sale of timber properties (Corporate / All Other)	—	(51,066)
Tax impact of gain on sale of timber properties	—	14,069
Unrealized (gain) loss on other investments (Corporate / All Other)	4,490	1,298
Tax impact of unrealized (gain) loss on other investments	(943)	(272)
Adjusted Operating Results	$135,939	$96,975

Reported GAAP Earnings Per Share	$1.44	$0.85
Items impacting comparability:
Impairment of oil and gas properties, net of tax (E&P)	—	0.60
Gain on sale of timber properties, net of tax (Corporate / All Other)	—	(0.40)
Unrealized (gain) loss on other investments, net of tax (Corporate / All Other)	0.04	0.01
Adjusted Operating Results Per Share	$1.48	$1.06

FISCAL 2022 GUIDANCE UPDATE

National Fuel is revising its fiscal 2022 earnings guidance range to reflect the results of the first quarter, along with updated assumptions for the balance of the year. The Company is now projecting that earnings, excluding items impacting comparability, will be within the range of $5.20 to $5.50 per share, an increase of $0.10 per share from the midpoint of the Company’s prior guidance range. The increase reflects changes in the Exploration and Production segment, including higher expected oil price realizations and lower expected cash unit costs, partially offset by higher operation and maintenance expense at the Company’s regulated businesses.

The Company is now assuming that NYMEX natural gas prices will average $4.50 per MMBtu for the remainder of fiscal 2022, an average increase of $0.17 per MMBtu from the $4.33 per MMBtu average assumed in the previous guidance over the remaining nine months of the fiscal year. Additionally, the Company is now projecting that WTI oil prices will average $80.00 per Bbl in fiscal 2022, a $5.00 increase from the $75.00 per Bbl assumed in the previous guidance. For guidance purposes, the Company’s updated projections approximate the current NYMEX forward markets for natural gas and oil and consider the impact of local sales point differentials and new physical firm sales, transportation, and financial hedge contracts.

The Exploration and Production segment’s fiscal 2022 net production is now expected to be in the range of 340 to 365 Bcfe, an increase of 2.5 Bcfe at the midpoint of the Company’s prior guidance. Seneca currently has firm sales contracts in place for approximately 92% of its projected remaining fiscal 2022 Appalachian production, limiting its exposure to in-basin markets. Approximately 79% of Seneca’s expected remaining Appalachian production is either matched by a financial hedge or were entered into at a fixed price.

The Company’s consolidated capital expenditures are now expected to be in the range of $665 to $810 million, a $37.5 million increase from the midpoint of previous guidance. This increase is relatively balanced between two items related to the Exploration and Production segment. First, the new guidance range incorporates moderately higher costs per well due to inflationary pressures. Second, additional growth capital is being incorporated, including highly economic enhanced completion designs expected to increase well productivity and more frequent use of a top-hole rig. This activity is expected to accelerate production and increase free cash flow generation beginning in fiscal 2023. The Company has added incremental long-term firm sales contracts to bolster its already strong marketing portfolio, mitigating price-related risk of this incremental production.

The Company's other guidance assumptions remain largely unchanged from the previous guidance. Additional details on the Company's updated forecast assumptions and business segment guidance for fiscal 2022 are outlined in the table on page 7.
-more-

Page 3.

DISCUSSION OF FIRST QUARTER RESULTS BY SEGMENT

The following earnings discussion of each operating segment for the quarter ended December 31, 2021 is summarized in a tabular form on pages 8 and 9 of this report. It may be helpful to refer to those tables while reviewing this discussion.

Note that management defines Adjusted Operating Results as reported GAAP earnings adjusted for items impacting comparability, and Adjusted EBITDA as reported GAAP earnings before the following items: interest expense, income taxes, depreciation, depletion and amortization, other income and deductions, impairments, and other items reflected in operating income that impact comparability.

Upstream Business

Exploration and Production Segment

The Exploration and Production segment operations are carried out by Seneca Resources Company, LLC ("Seneca"). Seneca explores for, develops and produces natural gas and oil reserves, primarily in Pennsylvania and California.

	Three Months Ended
	December 31,
(in thousands)	2021	2020	Variance
GAAP Earnings	$62,369	$(29,623)	$91,992
Impairment of oil and gas properties, net of tax	—	55,172	(55,172)
Adjusted Operating Results	$62,369	$25,549	$36,820

Adjusted EBITDA	$146,999	$100,744	$46,255

Seneca’s first quarter GAAP earnings increased $92.0 million versus the prior year, primarily due to the prior-year first quarter impact of a non-cash ceiling test impairment charge of $55.2 million (after-tax). Excluding this item, Seneca’s first quarter earnings increased $36.8 million primarily due to higher natural gas production and higher realized natural gas and crude oil prices, as well as lower interest expense, partially offset by higher operating expenses.

Seneca produced 85.1 Bcfe during the first quarter, an increase of 5.6 Bcfe, or 7%, from the prior year. The improvement was due to a 5.7 Bcf increase in natural gas production, primarily due to production growth from Seneca's two-rig development program on its core acreage positions in Appalachia. Approximately 4.9 Bcf of the natural gas production increase came from the Western Development Area ("WDA") with the remainder attributable to Seneca’s Eastern Development Area ("EDA"). Seneca's crude oil production in California decreased 15 MBbls, or 3%, versus the prior year due to natural production declines.

Seneca's average realized natural gas price, after the impact of hedging and transportation costs, was $2.52 per Mcf, an increase of $0.38 per Mcf from the prior year. This increase was primarily due to higher NYMEX prices and higher spot prices at local sales points in Pennsylvania. Seneca's average realized oil price, after the impact of hedging, was $64.29 per Bbl, an increase of $14.38 per Bbl compared to the prior year.

Lease operating and transportation (“LOE”) expense increased $3.6 million primarily due to higher transportation costs in Appalachia related to Seneca's increased production, as well as higher steam fuel costs in California that were a result of higher natural gas prices. LOE expense includes $48.2 million in intercompany expense for gathering and compression services used to connect Seneca’s Appalachian production to sales points along interstate pipelines, which is an increase of $1.5 million from the prior-year first quarter. Depreciation, depletion and amortization ("DD&A") expense increased $4.2 million due largely to higher natural gas production. Other taxes increased $1.3 million primarily due to a higher Impact Fee in Pennsylvania, resulting from increased per well fees caused by higher NYMEX natural gas prices for calendar 2021. Impact Fees are variable fees that move based on calendar year NYMEX prices.

Interest expense decreased $3.4 million due primarily to a decrease in outstanding principal balances associated with Seneca's long-term intercompany borrowings coupled with lower weighted average interest rates as a result of the Company's issuance of a 2.95% coupon 10-year note in February 2021, which replaced a 4.9% coupon 10-year note that was retired in March 2021.
-more-

Page 4.

Midstream Businesses

Pipeline and Storage Segment

The Pipeline and Storage segment’s operations are carried out by National Fuel Gas Supply Corporation (“Supply Corporation”) and Empire Pipeline, Inc. (“Empire”). The Pipeline and Storage segment provides natural gas transportation and storage services to affiliated and non-affiliated companies through an integrated system of pipelines and underground natural gas storage fields in western New York and Pennsylvania.

	Three Months Ended
	December 31,
(in thousands)	2021	2020	Variance
GAAP Earnings	$25,168	$24,183	$985

Adjusted EBITDA	$57,150	$58,134	$(984)

The Pipeline and Storage segment’s first quarter GAAP earnings increased $1.0 million versus the prior year primarily due to higher operating revenues and an increase in other income, partially offset by higher operation and maintenance ("O&M") expense. The increase in operating revenues of $0.6 million was primarily due to new demand charges for transportation service from Supply Corporation's FM100 Project, which was placed in service in December 2021, partially offset by a decrease in transportation revenue from miscellaneous contract revisions. The increase in other income of $1.2 million was primarily due to an increase in allowance for funds used during construction (AFUDC) related to the construction of the FM100 Project. O&M expense increased $1.0 million primarily due to power costs related to Empire's electric motor drive compressor station, as well as higher personnel costs. Power costs related to the electric motor drive compressor station are offset by an equal amount of revenue through a surcharge mechanism.

Gathering Segment

The Gathering segment’s operations are carried out by National Fuel Gas Midstream Company, LLC’s limited liability companies. The Gathering segment constructs, owns and operates natural gas gathering pipelines and compression facilities in the Appalachian region, which primarily delivers Seneca’s gross Appalachian production to the interstate pipeline system.

	Three Months Ended
	December 31,
(in thousands)	2021	2020	Variance
GAAP Earnings	$23,137	$20,550	$2,587

Adjusted EBITDA	$44,032	$39,793	$4,239

The Gathering segment’s first quarter GAAP earnings increased $2.6 million versus the prior year. The earnings increase was primarily driven by higher operating revenues, which was partially offset by higher O&M expense and a modest increase in DD&A expense. Operating revenues increased $5.2 million, or 11%, primarily driven by a 12.7 Bcf increase in gathered volume due to an increase in non-affiliated natural gas production in Appalachia and, to a lesser extent, an increase in Seneca's gross natural gas production in Appalachia. The increase in O&M expense of $1.0 million was primarily due to higher personnel costs, higher fuel costs, as well as higher compressor station operating and preventative maintenance activity during the quarter. The increase in DD&A expense of $0.5 million was primarily attributable to higher average depreciable plant in service compared to the prior year.

-more-

Page 5.

Downstream Businesses

Utility Segment

The Utility segment operations are carried out by National Fuel Gas Distribution Corporation (“Distribution”), which sells or transports natural gas to customers located in western New York and northwestern Pennsylvania.

	Three Months Ended
	December 31,
(in thousands)	2021	2020	Variance
GAAP Earnings	$22,130	$23,037	$(907)

Adjusted EBITDA	$52,028	$56,968	$(4,940)

The Utility segment’s first quarter GAAP earnings decreased $0.9 million versus the prior year primarily due to lower customer margin (operating revenues less purchased gas sold), higher O&M expense and higher DD&A expense, partially offset by a decrease in other deductions and a lower effective income tax rate. The decrease in customer margin was due primarily to a decrease in base rates that reflects the elimination of other post-employment benefit (“OPEB”) expenses from customer rates in Distribution’s Pennsylvania service territory in accordance with a regulatory proceeding that became effective October 1, 2021, combined with the impact of adjustments related to certain regulatory rate and cost recovery mechanisms subject to annual reconciliation. These items were partially offset by higher revenues from the Company's system modernization tracking mechanism in its New York service territory.

O&M expense increased $2.2 million primarily due to higher personnel costs and an increase in vehicle fuel costs, partially offset by lower accruals for the allowance for uncollectible accounts, which were higher in the prior-year first quarter as a result of the economic backdrop brought on by COVID-19. The $0.8 million increase in DD&A expense was primarily attributable to higher average depreciable plant in service compared to the prior year. The decrease in other deductions of $2.1 million reflects the aforementioned elimination of OPEB expenses from customer rates in Distribution's Pennsylvania service territory that became effective October 1, 2021. The reduction in the Utility segment's effective income tax rate was due primarily to differences in permanent book and tax deductions related to stock compensation activity and a reduction in current state income taxes related to OPEB activity.

Corporate and All Other

The Company’s operations that are included in Corporate and All Other generated a combined net loss of $0.4 million in the current year first quarter, which was a $40.0 million decrease over combined earnings of $39.6 million generated in the prior-year first quarter. The decrease was primarily driven by the prior-year first quarter impact of a gain recognized on the sale of the Company's timber properties of $37.0 million (after-tax).

EARNINGS TELECONFERENCE

The Company will host a conference call on Friday, February 4, 2022, at 11 a.m. Eastern Time to discuss this announcement. Pre-registration is required to access the teleconference by phone in a listen-only mode by following this link: http://www.directeventreg.com/registration/event/8375065. To access the webcast, visit the Events Calendar under the News & Events page on the NFG Investor Relations website at investor.nationalfuelgas.com. A replay of the conference call will be available approximately two hours following the teleconference at the same website link and by phone at 855-859-2056 or 800-585-8367 using conference ID number “8375065”. Both the webcast and conference call replay will be available until the close of business on Friday, February 11, 2022.

National Fuel is an integrated energy company reporting financial results for four operating segments: Exploration and Production, Pipeline and Storage, Gathering, and Utility. Additional information about National Fuel is available at www.nationalfuelgas.com.

Analyst Contact:	Brandon J. Haspett	716-857-7697
Media Contact:	Karen L. Merkel	716-857-7654

-more-

Page 6.

Certain statements contained herein, including statements identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will,” “may” and similar expressions, and statements which are other than statements of historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: changes in laws, regulations or judicial interpretations to which the Company is subject, including those involving derivatives, taxes, safety, employment, climate change, other environmental matters, real property, and exploration and production activities such as hydraulic fracturing; governmental/regulatory actions, initiatives and proceedings, including those involving rate cases (which address, among other things, target rates of return, rate design, retained natural gas and system modernization), environmental/safety requirements, affiliate relationships, industry structure, and franchise renewal; the Company’s ability to estimate accurately the time and resources necessary to meet emissions targets; governmental/regulatory actions and/or market pressures to reduce or eliminate reliance on natural gas; the length and severity of the ongoing COVID-19 pandemic, including its impacts across our businesses on demand, operations, global supply chains and liquidity; changes in economic conditions, including inflationary pressures and global, national or regional recessions, and their effect on the demand for, and customers’ ability to pay for, the Company’s products and services; changes in the price of natural gas or oil; the creditworthiness or performance of the Company’s key suppliers, customers and counterparties; financial and economic conditions, including the availability of credit, and occurrences affecting the Company’s ability to obtain financing on acceptable terms for working capital, capital expenditures and other investments, including any downgrades in the Company’s credit ratings and changes in interest rates and other capital market conditions; impairments under the SEC’s full cost ceiling test for natural gas and oil reserves; increased costs or delays or changes in plans with respect to Company projects or related projects of other companies, including disruptions due to the COVID-19 pandemic, as well as difficulties or delays in obtaining necessary governmental approvals, permits or orders or in obtaining the cooperation of interconnecting facility operators; the Company's ability to complete planned strategic transactions; the Company's ability to successfully integrate acquired assets and achieve expected cost synergies; changes in price differentials between similar quantities of natural gas or oil sold at different geographic locations, and the effect of such changes on commodity production, revenues and demand for pipeline transportation capacity to or from such locations; the impact of information technology disruptions, cybersecurity or data security breaches; factors affecting the Company’s ability to successfully identify, drill for and produce economically viable natural gas and oil reserves, including among others geology, lease availability, title disputes, weather conditions, shortages, delays or unavailability of equipment and services required in drilling operations, insufficient gathering, processing and transportation capacity, the need to obtain governmental approvals and permits, and compliance with environmental laws and regulations; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide other post-retirement benefits; other changes in price differentials between similar quantities of natural gas or oil having different quality, heating value, hydrocarbon mix or delivery date; the cost and effects of legal and administrative claims against the Company or activist shareholder campaigns to effect changes at the Company; uncertainty of oil and gas reserve estimates; significant differences between the Company’s projected and actual production levels for natural gas or oil; changes in demographic patterns and weather conditions; changes in the availability, price or accounting treatment of derivative financial instruments; changes in laws, actuarial assumptions, the interest rate environment and the return on plan/trust assets related to the Company’s pension and other post-retirement benefits, which can affect future funding obligations and costs and plan liabilities; economic disruptions or uninsured losses resulting from major accidents, fires, severe weather, natural disasters, terrorist activities or acts of war; significant differences between the Company’s projected and actual capital expenditures and operating expenses; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date thereof.
-more-

Page 7.

yes
NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

GUIDANCE SUMMARY

As discussed on page 2, the Company is revising its earnings guidance for fiscal 2022. Additional details on the Company's forecast assumptions and business segment guidance are outlined in the table below.

The revised earnings guidance range does not include the impact of an after-tax unrealized loss on other investments, which reduced earnings by $0.04 per share, and impacted the comparability of earnings during the quarter ended December 31, 2021. While the Company expects to record certain adjustments to unrealized gain or loss on investments during the nine months ending September 30, 2022, the amounts of these and other potential adjustments are not reasonably determinable at this time. As such, the Company is unable to provide earnings guidance other than on a non-GAAP basis.

	Updated FY 2022 Guidance	Previous FY 2022 Guidance
Consolidated Earnings per Share, excluding items impacting comparability	$5.20 to $5.50	$5.05 to $5.45
Consolidated Effective Tax Rate	~ 25-26%	~ 25-26%

Capital Expenditures (Millions)
Exploration and Production	$425 - $500	$400 - $450
Pipeline and Storage	$100 - $150	$100 - $150
Gathering	$50 - $60	$50 - $60
Utility	$90 - $100	$90 - $100
Consolidated Capital Expenditures	$665 - $810	$640 - $760

Exploration & Production Segment Guidance*

Commodity Price Assumptions
NYMEX natural gas price (Oct - Mar | Apr - Sep)	$4.50 /MMBtu	$5.50 /MMBtu | $3.75 /MMBtu
Appalachian basin spot price (Oct - Mar | Apr - Sep)	$3.65 /MMBtu	$4.80 /MMBtu | $2.75 /MMBtu
NYMEX (WTI) crude oil price	$80.00 /Bbl	$75.00 /Bbl
California oil price premium (% of WTI)	97%	97%

Production (Bcfe)	340 to 365	335 to 365

E&P Operating Costs ($/Mcfe)
LOE	$0.81 - $0.84	$0.83 - $0.86
G&A	$0.19 - $0.21	$0.19 - $0.21
DD&A	$0.59 - $0.62	$0.59 - $0.62

Other Business Segment Guidance (Millions)
Gathering Segment Revenues	$200 - $225	$200 - $225
Pipeline and Storage Segment Revenues	$360 - $380	$360 - $380

* Commodity price assumptions are for the remaining 9 months of the fiscal year. Previous guidance included separate pricing assumptions for October - March and April - September.

Page 8.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
QUARTER ENDED DECEMBER 31, 2021
(Unaudited)

	Upstream	Midstream		Downstream

	Exploration &	Pipeline &			Corporate /
(Thousands of Dollars)	Production	Storage	Gathering	Utility	All Other	Consolidated*

First quarter 2021 GAAP earnings	$(29,623)	$24,183	$20,550	$23,037	$39,627	$77,774
Items impacting comparability:
Impairment of oil and gas properties	76,152					76,152
Tax impact of impairment of oil and gas properties	(20,980)					(20,980)
Gain on sale of timber properties					(51,066)	(51,066)
Tax impact of gain on sale of timber properties					14,069	14,069
Unrealized (gain) loss on other investments					1,298	1,298
Tax impact of unrealized (gain) loss on other investments					(272)	(272)
First quarter 2021 adjusted operating results	25,549	24,183	20,550	23,037	3,656	96,975
Drivers of adjusted operating results**
Upstream Revenues
Higher (lower) natural gas production	9,594					9,594
Higher (lower) crude oil production	(615)					(615)
Higher (lower) realized natural gas prices, after hedging	24,610					24,610
Higher (lower) realized crude oil prices, after hedging	6,223					6,223
Higher (lower) other operating revenues	1,904					1,904
Midstream and All Other Revenues
Higher (lower) operating revenues		463	4,121			4,584
Downstream Margins***
Impact of new rates				(1,785)		(1,785)
System modernization tracker revenues				781		781
Regulatory revenue adjustments				(903)		(903)
Higher (lower) energy marketing margins					1,345	1,345
Operating Expenses
Lower (higher) lease operating and transportation expenses	(2,808)					(2,808)
Lower (higher) operating expenses	(1,347)	(789)	(778)	(1,432)		(4,346)
Lower (higher) property, franchise and other taxes	(1,018)					(1,018)
Lower (higher) depreciation / depletion	(3,297)	(263)	(385)	(661)		(4,606)
Other Income (Expense)
(Higher) lower other deductions		1,160		1,695	873	3,728
(Higher) lower interest expense	2,653	473			(777)	2,349
Income Taxes
Lower (higher) income tax expense / effective tax rate	873	393	(195)	2,019	(2,426)	664
All other / rounding	48	(452)	(176)	(621)	464	(737)
First quarter 2022 adjusted operating results	62,369	25,168	23,137	22,130	3,135	135,939
Items impacting comparability:
Unrealized gain (loss) on other investments					(4,490)	(4,490)
Tax impact of unrealized gain (loss) on other investments					943	943
First quarter 2022 GAAP earnings	$62,369	$25,168	$23,137	$22,130	$(412)	$132,392

* Amounts do not reflect intercompany eliminations.
** Drivers of adjusted operating results have been calculated using the 21% federal statutory rate.
*** Downstream margin defined as operating revenues less purchased gas expense.

Page 9.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
QUARTER ENDED DECEMBER 31, 2021
(Unaudited)

	Upstream	Midstream		Downstream

	Exploration &	Pipeline &			Corporate /
	Production	Storage	Gathering	Utility	All Other	Consolidated*

First quarter 2021 GAAP earnings per share	$(0.32)	$0.26	$0.22	$0.25	$0.44	$0.85
Items impacting comparability:
Impairment of oil and gas properties, net of tax	0.60					0.60
Gain on sale of timber properties, net of tax					(0.40)	(0.40)
Unrealized (gain) loss on other investments, net of tax					0.01	0.01
First quarter 2021 adjusted operating results per share	0.28	0.26	0.22	0.25	0.05	1.06
Drivers of adjusted operating results**
Upstream Revenues
Higher (lower) natural gas production	0.10					0.10
Higher (lower) crude oil production	(0.01)					(0.01)
Higher (lower) realized natural gas prices, after hedging	0.27					0.27
Higher (lower) realized crude oil prices, after hedging	0.07					0.07
Higher (lower) other operating revenues	0.02					0.02
Midstream and All Other Revenues
Higher (lower) operating revenues		0.01	0.04			0.05
Downstream Margins***
Impact of new rates				(0.02)		(0.02)
System modernization tracker revenues				0.01		0.01
Regulatory revenue adjustments				(0.01)		(0.01)
Higher (lower) energy marketing margins					0.01	0.01
Operating Expenses
Lower (higher) lease operating and transportation expenses	(0.03)					(0.03)
Lower (higher) operating expenses	(0.01)	(0.01)	(0.01)	(0.02)		(0.05)
Lower (higher) property, franchise and other taxes	(0.01)					(0.01)
Lower (higher) depreciation / depletion	(0.04)	—	—	(0.01)		(0.05)
Other Income (Expense)
(Higher) lower other deductions		0.01		0.02	0.01	0.04
(Higher) lower interest expense	0.03	0.01			(0.01)	0.03
Income Taxes
Lower (higher) income tax expense / effective tax rate	0.01	—	—	0.02	(0.03)	—
All other / rounding	—	(0.01)	—	—	0.01	—
First quarter 2022 adjusted operating results per share	0.68	0.27	0.25	0.24	0.04	1.48
Items impacting comparability:
Unrealized gain (loss) on other investments, net of tax					(0.04)	(0.04)
First quarter 2022 GAAP earnings per share	$0.68	$0.27	$0.25	$0.24	$—	$1.44

* Amounts do not reflect intercompany eliminations.
** Drivers of adjusted operating results have been calculated using the 21% federal statutory rate.
*** Downstream margin defined as operating revenues less purchased gas expense.

Page 10.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

(Thousands of Dollars, except per share amounts)
	Three Months Ended
	December 31,
	(Unaudited)
SUMMARY OF OPERATIONS	2021	2020
Operating Revenues:
Utility and Energy Marketing Revenues	$236,684	$189,466
Exploration and Production and Other Revenues	244,281	192,035
Pipeline and Storage and Gathering Revenues	65,592	59,659
	546,557	441,160
Operating Expenses:
Purchased Gas	101,628	51,620
Operation and Maintenance:
Utility and Energy Marketing	46,644	44,886
Exploration and Production and Other	45,619	42,027
Pipeline and Storage and Gathering	29,928	28,098
Property, Franchise and Other Taxes	24,501	22,781
Depreciation, Depletion and Amortization	88,578	83,120
Impairment of Oil and Gas Producing Properties	—	76,152
	336,898	348,684
Gain on Sale of Timber Properties	—	51,066
Operating Income	209,659	143,542

Other Income (Expense):
Other Income (Deductions)	(1,079)	(2,176)
Interest Expense on Long-Term Debt	(30,130)	(32,256)
Other Interest Expense	(1,161)	(1,919)

Income Before Income Taxes	177,289	107,191

Income Tax Expense	44,897	29,417

Net Income Available for Common Stock	$132,392	$77,774

Earnings Per Common Share
Basic	$1.45	$0.85
Diluted	$1.44	$0.85

Weighted Average Common Shares:
Used in Basic Calculation	91,266,300	91,007,657
Used in Diluted Calculation	92,032,775	91,508,259

Page 11.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,	September 30,
(Thousands of Dollars)	2021	2021
ASSETS
Property, Plant and Equipment	$13,293,191	$13,103,639
Less - Accumulated Depreciation, Depletion and Amortization	6,802,436	6,719,356
Net Property, Plant and Equipment	6,490,755	6,384,283
Current Assets:
Cash and Temporary Cash Investments	79,065	31,528
Hedging Collateral Deposits	—	88,610
Receivables - Net	264,255	205,294
Unbilled Revenue	56,836	17,000
Gas Stored Underground	22,767	33,669
Materials, Supplies and Emission Allowances	47,351	53,560
Unrecovered Purchased Gas Costs	32,602	33,128
Other Current Assets	64,314	59,660
Total Current Assets	567,190	522,449
Other Assets:
Recoverable Future Taxes	124,439	121,992
Unamortized Debt Expense	10,162	10,589
Other Regulatory Assets	57,178	60,145
Deferred Charges	69,981	59,939
Other Investments	106,483	149,632
Goodwill	5,476	5,476
Prepaid Pension and Post-Retirement Benefit Costs	158,009	149,151
Other	—	1,169
Total Other Assets	531,728	558,093
Total Assets	$7,589,673	$7,464,825
CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders' Equity
Common Stock, $1 Par Value Authorized - 200,000,000 Shares; Issued and
Outstanding - 91,436,837 Shares and 91,181,549 Shares, Respectively	$91,437	$91,182
Paid in Capital	1,013,821	1,017,446
Earnings Reinvested in the Business	1,281,963	1,191,175
Accumulated Other Comprehensive Loss	(277,026)	(513,597)
Total Comprehensive Shareholders' Equity	2,110,195	1,786,206
Long-Term Debt, Net of Current Portion and Unamortized Discount and Debt Issuance Costs	2,629,602	2,628,687
Total Capitalization	4,739,797	4,414,893
Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper	166,000	158,500
Accounts Payable	129,934	171,655
Amounts Payable to Customers	36	21
Dividends Payable	41,604	41,487
Interest Payable on Long-Term Debt	45,017	17,376
Customer Advances	14,620	17,223
Customer Security Deposits	20,273	19,292
Other Accruals and Current Liabilities	187,965	194,169
Fair Value of Derivative Financial Instruments	290,690	616,410
Total Current and Accrued Liabilities	896,139	1,236,133
Other Liabilities:
Deferred Income Taxes	799,599	660,420
Taxes Refundable to Customers	350,628	354,089
Cost of Removal Regulatory Liability	249,208	245,636
Other Regulatory Liabilities	204,476	200,643
Pension and Other Post-Retirement Liabilities	4,775	7,526
Asset Retirement Obligations	208,128	209,639
Other Liabilities	136,923	135,846
Total Other Liabilities	1,953,737	1,813,799
Commitments and Contingencies	—	—
Total Capitalization and Liabilities	$7,589,673	$7,464,825

Page 12.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Three Months Ended
	December 31,
(Thousands of Dollars)	2021	2020

Operating Activities:
Net Income Available for Common Stock	$132,392	$77,774
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Gain on Sale of Timber Properties	—	(51,066)
Impairment of Oil and Gas Producing Properties	—	76,152
Depreciation, Depletion and Amortization	88,578	83,120
Deferred Income Taxes	44,122	26,591
Stock-Based Compensation	5,487	3,933
Other	4,675	2,887
Change in:
Receivables and Unbilled Revenue	(98,688)	(63,606)
Gas Stored Underground and Materials, Supplies and Emission Allowances	17,111	13,873
Unrecovered Purchased Gas Costs	526	(367)
Other Current Assets	(4,654)	(251)
Accounts Payable	(10,888)	(541)
Amounts Payable to Customers	15	(4,965)
Customer Advances	(2,603)	713
Customer Security Deposits	981	424
Other Accruals and Current Liabilities	5,044	27,615
Other Assets	(6,838)	10,066
Other Liabilities	(3,777)	2,391
Net Cash Provided by Operating Activities	$171,483	$204,743

Investing Activities:
Capital Expenditures	$(213,491)	$(183,301)
Net Proceeds from Sale of Timber Properties	—	104,582
Sale of Fixed Income Mutual Fund Shares in Grantor Trust	30,000	—
Other	13,781	11,849
Net Cash Used in Investing Activities	$(169,710)	$(66,870)

Financing Activities:
Changes in Notes Payable to Banks and Commercial Paper	$7,500	$(5,000)
Dividends Paid on Common Stock	(41,487)	(40,475)
Net Repurchases of Common Stock	(8,859)	(3,526)
Net Cash Used in Financing Activities	$(42,846)	$(49,001)

Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	(41,073)	88,872
Cash, Cash Equivalents, and Restricted Cash at Beginning of Period	120,138	20,541
Cash, Cash Equivalents, and Restricted Cash at December 31	$79,065	$109,413

Page 13.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

UPSTREAM BUSINESS

	Three Months Ended
(Thousands of Dollars, except per share amounts)	December 31,
EXPLORATION AND PRODUCTION SEGMENT	2021	2020	Variance
Total Operating Revenues	$244,198	$191,395	$52,803
Operating Expenses:
Operation and Maintenance:
General and Administrative Expense	17,756	16,953	803
Lease Operating and Transportation Expense	69,136	65,581	3,555
All Other Operation and Maintenance Expense	4,573	3,671	902
Property, Franchise and Other Taxes	5,734	4,446	1,288
Depreciation, Depletion and Amortization	49,506	45,332	4,174
Impairment of Oil and Gas Producing Properties	—	76,152	(76,152)
	146,705	212,135	(65,430)

Operating Income (Loss)	97,493	(20,740)	118,233

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Costs	(186)	(285)	99
Interest and Other Income	56	91	(35)
Interest Expense	(12,132)	(15,490)	3,358
Income (Loss) Before Income Taxes	85,231	(36,424)	121,655
Income Tax Expense (Benefit)	22,862	(6,801)	29,663
Net Income (Loss)	$62,369	$(29,623)	$91,992
Net Income (Loss) Per Share (Diluted)	$0.68	$(0.32)	$1.00

Page 14.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

MIDSTREAM BUSINESSES

	Three Months Ended
(Thousands of Dollars, except per share amounts)	December 31,
PIPELINE AND STORAGE SEGMENT	2021	2020	Variance
Revenues from External Customers	$61,547	$59,308	$2,239
Intersegment Revenues	26,803	28,456	(1,653)
Total Operating Revenues	88,350	87,764	586
Operating Expenses:
Purchased Gas	448	13	435
Operation and Maintenance	22,172	21,173	999
Property, Franchise and Other Taxes	8,580	8,444	136
Depreciation, Depletion and Amortization	15,801	15,468	333
	47,001	45,098	1,903

Operating Income	41,349	42,666	(1,317)

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Credit	767	125	642
Interest and Other Income	1,402	856	546
Interest Expense	(10,132)	(10,731)	599
Income Before Income Taxes	33,386	32,916	470
Income Tax Expense	8,218	8,733	(515)
Net Income	$25,168	$24,183	$985
Net Income Per Share (Diluted)	$0.27	$0.26	$0.01

	Three Months Ended
	December 31,
GATHERING SEGMENT	2021	2020	Variance
Revenues from External Customers	$4,045	$351	$3,694
Intersegment Revenues	48,180	46,658	1,522
Total Operating Revenues	52,225	47,009	5,216
Operating Expenses:
Operation and Maintenance	8,188	7,203	985
Property, Franchise and Other Taxes	5	13	(8)
Depreciation, Depletion and Amortization	8,391	7,904	487
	16,584	15,120	1,464

Operating Income	35,641	31,889	3,752

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Costs	(56)	(68)	12
Interest and Other Income	9	234	(225)
Interest Expense	(4,148)	(4,131)	(17)
Income Before Income Taxes	31,446	27,924	3,522
Income Tax Expense	8,309	7,374	935
Net Income	$23,137	$20,550	$2,587
Net Income Per Share (Diluted)	$0.25	$0.22	$0.03

Page 15.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

DOWNSTREAM BUSINESS

	Three Months Ended
(Thousands of Dollars, except per share amounts)	December 31,
UTILITY SEGMENT	2021	2020	Variance
Revenues from External Customers	$236,684	$188,901	$47,783
Intersegment Revenues	75	100	(25)
Total Operating Revenues	236,759	189,001	47,758
Operating Expenses:
Purchased Gas	127,212	77,032	50,180
Operation and Maintenance	47,461	45,252	2,209
Property, Franchise and Other Taxes	10,058	9,749	309
Depreciation, Depletion and Amortization	14,831	13,994	837
	199,562	146,027	53,535

Operating Income	37,197	42,974	(5,777)

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Costs	(4,326)	(6,684)	2,358
Interest and Other Income	525	738	(213)
Interest Expense	(5,524)	(5,452)	(72)
Income Before Income Taxes	27,872	31,576	(3,704)
Income Tax Expense	5,742	8,539	(2,797)
Net Income	$22,130	$23,037	$(907)
Net Income Per Share (Diluted)	$0.24	$0.25	$(0.01)

Page 16.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended
(Thousands of Dollars, except per share amounts)	December 31,
ALL OTHER	2021	2020	Variance
Revenues from External Customers	$—	$1,110	$(1,110)
Intersegment Revenues	6	20	(14)
Total Operating Revenues	6	1,130	(1,124)
Operating Expenses:
Purchased Gas	6	2,287	(2,281)
Operation and Maintenance	5	764	(759)
Property, Franchise and Other Taxes	—	8	(8)
Depreciation, Depletion and Amortization	—	386	(386)
	11	3,445	(3,434)
Gain on Sale of Timber Properties	—	51,066	(51,066)
Operating Income (Loss)	(5)	48,751	(48,756)
Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Costs	—	(4)	4
Interest and Other Income	2	185	(183)
Income (Loss) before Income Taxes	(3)	48,932	(48,935)
Income Tax Expense	4	11,372	(11,368)
Net Income (Loss)	$(7)	$37,560	$(37,567)
Net Income (Loss) Per Share (Diluted)	$—	$0.41	$(0.41)

	Three Months Ended
	December 31,
CORPORATE	2021	2020	Variance
Revenues from External Customers	$83	$95	$(12)
Intersegment Revenues	1,082	663	419
Total Operating Revenues	1,165	758	407
Operating Expenses:
Operation and Maintenance	3,008	2,599	409
Property, Franchise and Other Taxes	124	121	3
Depreciation, Depletion and Amortization	49	36	13
	3,181	2,756	425

Operating Loss	(2,016)	(1,998)	(18)
Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Costs	(1,017)	(923)	(94)
Interest and Other Income	33,177	38,979	(5,802)
Interest Expense on Long-Term Debt	(30,130)	(32,256)	2,126
Other Interest Expense	(657)	(1,535)	878
Income (Loss) before Income Taxes	(643)	2,267	(2,910)
Income Tax Expense (Benefit)	(238)	200	(438)
Net Income (Loss)	$(405)	$2,067	$(2,472)
Net Income (Loss) Per Share (Diluted)	$—	$0.03	$(0.03)

	Three Months Ended
	December 31,
INTERSEGMENT ELIMINATIONS	2021	2020	Variance
Intersegment Revenues	$(76,146)	$(75,897)	$(249)
Operating Expenses:
Purchased Gas	(26,038)	(27,712)	1,674
Operation and Maintenance	(50,108)	(48,185)	(1,923)
	(76,146)	(75,897)	(249)
Operating Income	—	—	—
Other Income (Expense):
Interest and Other Deductions	(31,432)	(35,420)	3,988
Interest Expense	31,432	35,420	(3,988)
Net Income	$—	$—	$—
Net Income Per Share (Diluted)	$—	$—	$—

Page 17.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT INFORMATION (Continued)
(Thousands of Dollars)

	Three Months Ended
	December 31,
	(Unaudited)
					Increase
	2021		2020		(Decrease)

Capital Expenditures:
Exploration and Production	$139,212	(1)(2)	$81,339	(3)(4)	$57,873
Pipeline and Storage	24,061	(1)(2)	43,723	(3)(4)	(19,662)
Gathering	8,920	(1)(2)	8,320	(3)(4)	600
Utility	19,383	(1)(2)	17,345	(3)(4)	2,038
Total Reportable Segments	191,576		150,727		40,849
All Other	—		—		—
Corporate	225		39		186
Eliminations	—		154		(154)
Total Capital Expenditures	$191,801		$150,920		$40,881

(1)Capital expenditures for the quarter ended December 31, 2021, include accounts payable and accrued liabilities related to capital expenditures of $69.9 million, $5.4 million, $2.6 million, and $3.1 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts have been excluded from the Consolidated Statement of Cash Flows at December 31, 2021, since they represent non-cash investing activities at that date.

(2)Capital expenditures for the quarter ended December 31, 2021, exclude capital expenditures of $47.9 million, $39.4 million, $4.8 million and $10.6 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2021 and paid during the quarter ended December 31, 2021. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2021, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at December 31, 2021.

(3)Capital expenditures for the quarter ended December 31, 2020, include accounts payable and accrued liabilities related to capital expenditures of $35.1 million, $11.2 million, $2.3 million, and $3.5 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts have been excluded from the Consolidated Statement of Cash Flows at December 31, 2020, since they represent non-cash investing activities at that date.

(4)Capital expenditures for the quarter ended December 31, 2020, exclude capital expenditures of $45.8 million, $17.3 million, $13.5 million and $10.7 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2020 and paid during the quarter ended December 31, 2020. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2020, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at December 31, 2020.

DEGREE DAYS
				Percent Colder
				(Warmer) Than:
Three Months Ended December 31,	Normal	2021	2020	Normal (1)	Last Year (1)
Buffalo, NY	2,253	1,704	1,921	(24.4)	(11.3)
Erie, PA	2,044	1,560	1,697	(23.7)	(8.1)
(1)Percents compare actual 2021 degree days to normal degree days and actual 2021 degree days to actual 2020 degree days.

Page 18.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

	Three Months Ended
	December 31,
			Increase
	2021	2020	(Decrease)

Gas Production/Prices:
Production (MMcf)
Appalachia	81,389	75,669	5,720
West Coast	408	441	(33)
Total Production	81,797	76,110	5,687

Average Prices (Per Mcf)
Appalachia	$4.39	$2.17	$2.22
West Coast	9.79	5.03	4.76
Weighted Average	4.42	2.19	2.23
Weighted Average after Hedging	2.52	2.14	0.38

Oil Production/Prices:
Production (Thousands of Barrels)
Appalachia	—	—	—
West Coast	548	563	(15)
Total Production	548	563	(15)

Average Prices (Per Barrel)
Appalachia	$70.86	$38.53	$32.33
West Coast	77.34	43.48	33.86
Weighted Average	77.34	43.48	33.86
Weighted Average after Hedging	64.29	49.91	14.38

Total Production (MMcfe)	85,085	79,488	5,597

Selected Operating Performance Statistics:
General & Administrative Expense per Mcfe (1)	$0.21	$0.21	$—
Lease Operating and Transportation Expense per Mcfe (1)(2)	$0.81	$0.83	$(0.02)
Depreciation, Depletion & Amortization per Mcfe (1)	$0.58	$0.57	$0.01

(1)Refer to page 13 for the General and Administrative Expense, Lease Operating and Transportation Expense and Depreciation, Depletion, and Amortization Expense for the Exploration and Production segment.
(2)Amounts include transportation expense of $0.56 and $0.57 per Mcfe for the three months ended December 31, 2021 and December 31, 2020, respectively.

Page 19.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Hedging Summary for Remaining Nine Months of Fiscal 2022	Volume		Average Hedge Price
Oil Swaps
Brent	855,000	BBL	$58.28 / BBL
NYMEX	117,000	BBL	$51.00 / BBL
Total	972,000	BBL	$57.40 / BBL
Gas Swaps
NYMEX	160,740,000	MMBTU	$2.76 / MMBTU
Fixed Price Physical Sales	46,554,848	MMBTU	$2.47 / MMBTU
Total	207,294,848	MMBTU
Hedging Summary for Fiscal 2023	Volume		Average Hedge Price
Oil Swaps
Brent	480,000	BBL	$58.48 / BBL
Total	480,000	BBL	$58.48 / BBL
Gas Swaps
NYMEX	116,200,000	MMBTU	$2.79 / MMBTU
No Cost Collars	52,800,000	MMBTU	$3.06 / MMBTU (Floor) / $3.65 / MMBTU (Ceiling)
Fixed Price Physical Sales	64,673,984	MMBTU	$2.33 / MMBTU
Total	233,673,984	MMBTU
Hedging Summary for Fiscal 2024	Volume		Average Hedge Price
Oil Swaps
Brent	120,000	BBL	$50.30 / BBL
Total	120,000	BBL	$50.30 / BBL
Gas Swaps
NYMEX	61,080,000	MMBTU	$2.72 / MMBTU
No Cost Collars	40,000,000	MMBTU	$3.18 / MMBTU (Floor) / $3.86 / MMBTU (Ceiling)
Fixed Price Physical Sales	59,398,923	MMBTU	$2.21 / MMBTU
Total	160,478,923	MMBTU
Hedging Summary for Fiscal 2025	Volume		Average Hedge Price
Oil Swaps
Brent	120,000	BBL	$50.32 / BBL
Total	120,000	BBL	$50.32 / BBL
Gas Swaps
NYMEX	23,660,000	MMBTU	$2.74 / MMBTU
No Cost Collars	3,200,000	MMBTU	$3.20 / MMBTU (Floor) / $3.88 / MMBTU (Ceiling)
Fixed Price Physical Sales	56,479,649	MMBTU	$2.21 / MMBTU
Total	83,339,649	MMBTU

Hedging Summary for Fiscal 2026	Volume		Average Hedge Price
Gas Swaps
NYMEX	1,720,000	MMBTU	$2.75 / MMBTU
Fixed Price Physical Sales	48,105,111	MMBTU	$2.22 / MMBTU
Total	49,825,111	MMBTU

Hedging Summary for Fiscal 2027	Volume		Average Hedge Price
Fixed Price Physical Sales	31,447,783	MMBTU	$2.25 / MMBTU

Hedging Summary for Fiscal 2028	Volume		Average Hedge Price
Fixed Price Physical Sales	5,317,246	MMBTU	$2.26 / MMBTU

Hedging Summary for Fiscal 2029	Volume		Average Hedge Price
Fixed Price Physical Sales	255,558	MMBTU	$2.26 / MMBTU

Page 20.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Pipeline & Storage Throughput - (millions of cubic feet - MMcf)

	Three Months Ended
	December 31,
			Increase
	2021	2020	(Decrease)
Firm Transportation - Affiliated	28,197	29,964	(1,767)
Firm Transportation - Non-Affiliated	165,397	173,064	(7,667)
Interruptible Transportation	767	590	177
	194,361	203,618	(9,257)

Gathering Volume - (MMcf)
	Three Months Ended
	December 31,
			Increase
	2021	2020	(Decrease)
Gathered Volume	101,094	88,345	12,749

Utility Throughput - (MMcf)
	Three Months Ended
	December 31,
			Increase
	2021	2020	(Decrease)
Retail Sales:
Residential Sales	17,496	18,412	(916)
Commercial Sales	2,543	2,528	15
Industrial Sales	123	153	(30)
	20,162	21,093	(931)
Transportation	17,593	17,935	(342)
	37,755	39,028	(1,273)

Page 21.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES

In addition to financial measures calculated in accordance with generally accepted accounting principles (GAAP), this press release contains information regarding Adjusted Operating Results, Adjusted EBITDA and free cash flow, which are non-GAAP financial measures. The Company believes that these non-GAAP financial measures are useful to investors because they provide an alternative method for assessing the Company's ongoing operating results or liquidity and for comparing the Company’s financial performance to other companies. The Company's management uses these non-GAAP financial measures for the same purpose, and for planning and forecasting purposes. The presentation of non-GAAP financial measures is not meant to be a substitute for financial measures in accordance with GAAP.

Management defines Adjusted Operating Results as reported GAAP earnings before items impacting comparability. The following table reconciles National Fuel's reported GAAP earnings to Adjusted Operating Results for the three months ended December 31, 2021 and 2020:

	Three Months Ended
	December 31,
(in thousands except per share amounts)	2021	2020
Reported GAAP Earnings	$132,392	$77,774
Items impacting comparability:
Impairment of oil and gas properties (E&P)	—	76,152
Tax impact of impairment of oil and gas properties	—	(20,980)
Gain on sale of timber properties (Corporate/All Other)	—	(51,066)
Tax impact of gain on sale of timber properties	—	14,069
Unrealized (gain) loss on other investments (Corporate/All Other)	4,490	1,298
Tax impact of unrealized (gain) loss on other investments	(943)	(272)
Adjusted Operating Results	$135,939	$96,975

Reported GAAP Earnings Per Share	$1.44	$0.85
Items impacting comparability:
Impairment of oil and gas properties, net of tax (E&P)	—	0.60
Gain on sale of timber properties, net of tax (Corporate/All Other)	—	(0.40)
Unrealized (gain) loss on other investments, net of tax (Corporate/All Other)	0.04	0.01
Adjusted Operating Results Per Share	$1.48	$1.06

Management defines Adjusted EBITDA as reported GAAP earnings before the following items: interest expense, income taxes, depreciation, depletion and amortization, other income and deductions, impairments, and other items reflected in operating income that impact comparability. The following tables reconcile National Fuel's reported GAAP earnings to Adjusted EBITDA for the three months ended December 31, 2021 and 2020:

	Three Months Ended
	December 31,
(in thousands)	2021	2020
Reported GAAP Earnings	$132,392	$77,774
Depreciation, Depletion and Amortization	88,578	83,120
Other (Income) Deductions	1,079	2,176
Interest Expense	31,291	34,175
Income Taxes	44,897	29,417
Impairment of Oil and Gas Producing Properties	—	76,152
Gain on Sale of Timber Properties	—	(51,066)
Adjusted EBITDA	$298,237	$251,748

Adjusted EBITDA by Segment
Pipeline and Storage Adjusted EBITDA	$57,150	$58,134
Gathering Adjusted EBITDA	44,032	39,793
Total Midstream Businesses Adjusted EBITDA	101,182	97,927
Exploration and Production Adjusted EBITDA	146,999	100,744
Utility Adjusted EBITDA	52,028	56,968
Corporate and All Other Adjusted EBITDA	(1,972)	(3,891)
Total Adjusted EBITDA	$298,237	$251,748

Page 22.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
SEGMENT ADJUSTED EBITDA

	Three Months Ended
	December 31,
(in thousands)	2021	2020
Exploration and Production Segment
Reported GAAP Earnings	$62,369	$(29,623)
Depreciation, Depletion and Amortization	49,506	45,332
Other (Income) Deductions	130	194
Interest Expense	12,132	15,490
Income Taxes	22,862	(6,801)
Impairment of Oil and Gas Producing Properties	—	76,152
Adjusted EBITDA	$146,999	$100,744

Pipeline and Storage Segment
Reported GAAP Earnings	$25,168	$24,183
Depreciation, Depletion and Amortization	15,801	15,468
Other (Income) Deductions	(2,169)	(981)
Interest Expense	10,132	10,731
Income Taxes	8,218	8,733
Adjusted EBITDA	$57,150	$58,134

Gathering Segment
Reported GAAP Earnings	$23,137	$20,550
Depreciation, Depletion and Amortization	8,391	7,904
Other (Income) Deductions	47	(166)
Interest Expense	4,148	4,131
Income Taxes	8,309	7,374
Adjusted EBITDA	$44,032	$39,793

Utility Segment
Reported GAAP Earnings	$22,130	$23,037
Depreciation, Depletion and Amortization	14,831	13,994
Other (Income) Deductions	3,801	5,946
Interest Expense	5,524	5,452
Income Taxes	5,742	8,539
Adjusted EBITDA	$52,028	$56,968

Corporate and All Other
Reported GAAP Earnings	$(412)	$39,627
Depreciation, Depletion and Amortization	49	422
Gain on Sale of Timber Properties	—	(51,066)
Other (Income) Deductions	(730)	(2,817)
Interest Expense	(645)	(1,629)
Income Taxes	(234)	11,572
Adjusted EBITDA	$(1,972)	$(3,891)

Management defines free cash flow as funds from operations less capital expenditures. The Company is unable to provide a reconciliation of projected free cash flow as described in this release to its comparable financial measure calculated in accordance with GAAP without unreasonable efforts. This is due to our inability to calculate the comparable GAAP projected metrics, including operating income and total production costs, given the unknown effect, timing, and potential significance of certain income statement items.